Exhibit 10.1

DEFINITIVE AGREEMENT

(Mount Knowledge Holdings, Inc. and Birch First Advisors, LLC)

THIS DEFINITIVE AGREEMENT (the “Agreement”) is made and entered into as of this 31st day December 2010, by and among BIRCH FIRST ADVISORS, LLC, a Delaware Limited Liability Company (the “Seller”), MOUNT KNOWLEDGE USA, INC. (“MTKUSA”), a privately held Nevada corporation (the “MTKUSA”) and MOUNT KNOWLEDGE HOLDINGS, INC., a Nevada Corporation (the “Company”) (collectively referred to as the “Parties”).

RECITALS

WHEREAS, the Seller is the owner of 11,166,690 shares of the common stock, par value $0.0001 per share and 8,888,888 shares of Series A Convertible Preferred Stock, par value $0.0001 per share of MOUNT KNOWLEDGE USA, INC., a Nevada corporation (the “MTKUSA”), (collectively referred to as the “Shares”);

WHEREAS, the Company is a publicly listed company on the US Over-the-Counter Bulletin Board (OTCBB: MKHD) in the business of educational software development, sales and training offering innovative and proprietary learning software products and teaching services; and

WHEREAS, the Seller have agreed to sell to the Company and the Company has agreed to purchase from the Seller the Shares of MTKUSA owned and held by the Seller in accordance with the terms and conditions set forth hereinbelow.

NOW, THEREFORE, in consideration of the promises and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, agree as follows:

AGREEMENT

1. DEFINITIVE AGREEMENT. This Agreement shall confirm the mutually understandings by and between the Company and Seller with respect to the transactions being completed hereinbelow. None of the Parties shall be bound by any oral or written statements nor any correspondence during the course of negotiations between the Parties not stipulated in this Agreement. This Agreement, when executed, shall supersede any and all prior oral and/or written agreements between the parties pertaining to the transaction being contemplated. This Agreement shall be in full force and effect from the date of execution with respect to all represented terms and conditions, subject to certain corporate actions and/or documents which may require additional time to complete and/or execute, all of which shall be completed by a mutually agreed upon closing date as defined herein.

2. STOCK PURCHASE AND SHARE EXCHANGE. Seller has agreed to sell to Company and Company has agreed to purchase from the Seller 11,166,690 shares of the common stock, par value $0.0001 per share and 8,888,888 shares of Series A Convertible Preferred Stock, par value $0.0001 per share of MOUNT KNOWLEDGE USA, INC., a Nevada corporation (the “MTKUSA”), (collectively referred to as the “Shares”) owned and held by Seller in the form of a share exchange with Company for the same equivalent number of Shares (one-to-one (1:1) basis) in the Company in the same series and/or class of shares of the original Shares, each series and/or class having such voting powers, full or limited, and such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, or restrictions thereof as are stated and expressed in the original purchase agreements of said Shares with Seller and MTKUSA and/or from subsequently assignments.

3. EVENTS PRIOR TO CLOSING.

3.1 Conduct of MTKUSA’s Business. MTKUSA covenants and agrees with Company that as of the date of this Agreement, MTKUSA has maintained its operations intact, used its best efforts to preserve the goodwill and advantageous relationships that MTKUSA has with consultants, customers and employees, and operated only in the ordinary course of business. Without limiting the generality of the foregoing statement, the MTKUSA has not, without obtaining the Company’s prior written consent, done any of the following:

(a)	sold or disposed of any assets of MKTUSA outside of the ordinary course of business;

(b)	done any act or omitted to do any act which could cause a breach of or default under any contract to which the MTKUSA are a party or by which the MTKUSA are bound;

(c)	modified, amended or changed any of the terms of any contract to which the MTKUSA are a party;

(d)	increased the salaries, wages, bonuses or other compensation of any of the employees of the MTKUSA; or

(e)	changed the terms of any existing employee benefit plan or adopted any new employee benefit plans.

4. Closing and Closing Date.

4.1 Closing and Closing Date. Subject to the satisfaction or waiver of each of the conditions precedent to closing set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall occur on or before December 31, 2010 or at such later date as shall be mutually agreed upon by the Parties hereto (the "Closing Date").

4.2 Obligations of the Seller at Closing. On the Closing Date, the Seller shall deliver to the Company all of the following amounts, documents, instruments and/or agreements:

(a)	a copy of a resolution of MTKUSA, executed by the directors of MTKUSA providing consent to the transactions contemplated hereby;

(b)	all other documents, instruments and agreements referred to herein and attached hereto as Exhibits to this Agreement.

4.3 Obligations of Company. On the Closing Date, the Company shall deliver to the Seller all of the following amounts, documents, instruments and/or agreements:

(a)	a copy of the corporate resolutions of Company executed by duly authorized directors of the same, providing consent to the transactions contemplated hereby;

(b)	any and all other documents, instruments and agreements referred to herein and attached hereto as Exhibits to this Agreement.

4.4 Post-Closing Acts. At any time, and from time to time after the Closing Date, without the payment of any further consideration, the Parties hereto shall duly execute, acknowledge and deliver such assignments, conveyances, instruments of transfer, and other documents, and will take such other action consistent with the terms of this Agreement, as may be necessary for the purpose of giving effect to this Agreement.

5. Conditions Precedent to Closing.

5.1 General Conditions.

5.1.1

Audit of MTKUSA Financials: The Parties agree that, prior to Closing, MTKUSA’s financial statements for Calendar Year 2009, completed and certified by a PCAOB registered accounting firm as required by the Securities and Exchange Commission (SEC) and as set forth by the Sarbanes–Oxley Act.

5.2 Conditions Precedent to Company's Obligations. The obligation of the Company to consummate the transactions contemplated by this Agreement is expressly subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions (compliance with which or the occurrence of which may be waived in whole or in part by Company in writing):

5.2.1	Each representation and warranty of the Seller contained in this Agreement shall be true in all material respects on the Closing Date.

5.2.2	The Seller shall have performed and complied in all material respects with all covenants and conditions required by this Agreement to be performed prior to the Closing Date.

5.2.3	There shall have been no material adverse change in the MTKUSA or the financial condition of the MTKUSA.

5.2.4

No action or proceeding shall have been instituted before any court or governmental agency to restrain or prohibit, or to obtain damages in respect of, this Agreement, or the consummation of the transactions contemplated herein.

5.2.5

All licenses, leases, permits, authorizations, approvals, and assignments that may, in the reasonable opinion of Company or its counsel, be necessary or desirable to enable Company to own, use and operate the MTKUSA after the Closing Date shall have been assigned to Company and shall be in full force and effect immediately upon Closing, if required by Company or otherwise.

5.2.6

The Company shall have satisfied itself that the patents, patent applications, patent rights, trade name, trademarks, technology and know-how relating to MTKUSA can be effectively transferred on the Closing Date, if required by Company or otherwise.

5.2.7	All contracts and/or agreements of the Seller related to MTKUSA shall be transferable to and assumable by Company on the Closing Date, if required by Company or otherwise.

5.2.8	All documents and instruments executed and delivered and all actions taken in connection with this Agreement and the transactions contemplated hereby shall be satisfactory to Company and its counsel.

5.2.9

On the Closing Date, the Seller shall provide Company with evidence of marketable title to any assets of MTKUSA free and clear of any and all liens, claims, and encumbrances, except for the liens, claims and encumbrances as disclosed to Company prior to the date of execution of this Agreement.

5.2.10

All persons and/or entities that have filed or claim any liens, claims, or encumbrances on any of the assets of MTKUSA shall have been executed and delivered to the Company as of the Closing Date, if required by Company or otherwise.

5.3 Conditions Precedent to Seller’s Obligations. The obligation of Seller to consummate the transactions contemplated by this Agreement is expressly subject to the satisfaction, on or prior to the Closing Date, of all of the following conditions (compliance with which, or the occurrence of which, may be waived in whole or in part by Seller in writing):

5.3.1	Each and every representation and warranty of Company contained in this Agreement shall be true in all material respects at the Closing.

5.3.2

No action, suit or proceeding shall have been instituted before any court or governmental agency to restrain or prohibit, or to obtain damages in respect of, this Agreement, or the consummation of the transactions contemplated herein.

5.3.3	The Company shall have performed and complied in all material respects with all obligations, covenants and conditions required by this Agreement to be performed prior to the Closing Date.

6. Representation and Warranties.

6.1 Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Company that the following will be true and correct as of the Closing Date, knowing and intending that the Company will rely thereon:

6.1.1

Organization and Standing. The Seller is limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, United States of America and has the corporate power and authority to carry on its business as it is now being conducted.

6.1.2

Authority. Seller warrants that it has full power and authority to enter into and perform: (i) this Agreement and (ii) all documents and instruments to be executed by Seller pursuant to this Agreement (collectively, “Seller’s Ancillary Documents”). This Agreement and Seller’s Ancillary documents, if any, will be duly executed and delivered by duly authorized officer of Seller at Closing. This Agreement constitutes a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.)

6.1.3

No Violation. The execution or delivery of this Agreement by Seller and the sale of the Shares to Company shall not violate conflict with or result in any breach of the Certificates or Articles of Organization or By-laws of Seller or MTKUSA. There is no approval, authorization or action required by the Seller or MTKUSA for the transfer of the Shares to be made to Company.

6.1.4

Ownership of Shares. Seller is the lawful owner of the Shares, free and clear of all security interests, liens, encumbrances, and other charges. Seller is not a party to any agreement, written or oral, creating rights in respect to the Shares in any third person or relating to the voting of the Shares. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock.

6.2 Representations and Warranties of MTKUSA. The MTKUSA hereby represents and warrants to the Company that the following will be true and correct as of the Closing Date, knowing and intending that the Company will rely thereon:

6.2.1

Organization Authority. MTKUSA warrants that it is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, United States of America and that MTKUSA have full power and authority to enter into and perform: (i) this Agreement and (ii) all documents and instruments to be executed by MTKUSA pursuant to this Agreement (collectively, “MTKUSA’s Ancillary Documents”). This Agreement and MTKUSA’s Ancillary documents, if any, will be duly executed and delivered by duly authorized officers of MTKUSA at Closing. This Agreement constitutes a valid and legally binding obligation of MTKUSA, enforceable against MTKUSA in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies.)

6.2.2

Absence of Undisclosed Liabilities. Except as disclosed to Company by MTKUSA prior to the Closing Date, MTKUSA are subject to no liabilities or obligations of any nature, whether absolute or contingent, which if asserted against Company, would have a materially adverse effect on the assets of MTKUSA.

6.2.3

Litigation. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the best of the MTKUSA’s knowledge, threatened against or otherwise affecting the MTKUSA or its assets.

6.2.4

Compliance With Applicable Law. The MTKUSA have complied in all material respects with all applicable laws, rules and regulations of any governmental agency or entity, and no consent, approval or authorization of any governmental authority is required of the MTKUSA in connection with the execution or delivery of this Agreement, or the consummation of the transactions contemplated hereby.

6.2.5

Taxes. The MTKUSA have paid, and up to the Closing Date will have either paid or have fully accrued for, all personal property, sales, employment, franchise, state, federal, and local taxes of whatsoever kind or nature to the appropriate state, local and/or federal agencies and governmental entities, which have arisen or accrued in connection with the assets of MTKUSA. In addition, MTKUSA have filed all tax returns on the MTKUSA that it was required to file up to and including the Closing Date. To the best knowledge of MTKUSA, all of these tax returns are correct and complete, and all taxes owed by the MTKUSA (whether or not shown on any such tax return) have been paid. The MTKUSA have withheld and paid all taxes required to have been withheld and paid in respect of compensation and other amounts paid to any employee or independent contractor.

6.2.6

Title to MTKUSA Assets. The MTKUSA have good and unencumbered title to the assets of MTKUSA, free and clear of any and all liens, claims, and encumbrances, as of the Closing Date other than encumbrances disclosed to the Company in writing prior to Closing Date.

6.2.7

Absence of Material Adverse Changes. From inception to the date of this Agreement, there has been no material adverse change with respect to the rights, properties, assets, liabilities, operations or prospects of the MTKUSA or its assets, and MTKUSA has been conducted by the MTKUSA only in the ordinary course of business.

6.2.8	Employee Benefits. MTKUSA acknowledges that MTKUSA does not have any full-time employees or any benefit plans as of the date of this Agreement.

6.2.9

Employee Health and Safety. MTKUSA has, in all material respects, complied with and do not have any liability under any applicable Occupational Health and Safety Act. MTKUSA has also complied with all applicable laws and orders concerning employee health and safety arising in connection with the services, ownership and operation of the MTKUSA and/or its assets.

6.2.10

Insurance. MTKUSA has heretofore delivered to the Company a listing and description of all insurance policies carried and maintained by MTKUSA relating to MTKUSA, including, without limitation, general and product liability insurance, property damage insurance, and statutory workers’ compensation insurance or on- the-job medical insurance.

6.2.11

Intellectual Property. To the best of MTKUSA’s knowledge, (a) the MTKUSA has full right to own and/or use without the payment of any royalties all intellectual property that the MTKUSA currently owns, licenses and/or uses in connection with MTKUSA (collectively, the “MTKUSA Intellectual Property”), and (b) MTKUSA Intellectual Property does not infringe the rights of any third party.

6.2.12	Contracts. MTKUSA has heretofore delivered to the Company a list of all material contracts to which MTKUSA is a party or by which MTKUSA is bound.

6.2.13

Accounts and Notes Receivable. All accounts receivables relating to MTKUSA’s assets arose out of bona fide transactions in the ordinary course of business and are collectible in full in accordance with their terms and at their recorded amounts.

6.2.14

Noncontravention. The execution, delivery and performance by MTKUSA of this Agreement and the MTKUSA’s Ancillary Documents, and the consummation of the transactions contemplated hereby and thereby, does not and will not (i) violate any provision of the organizational documents of MTKUSA, (ii) conflict with, or result in a breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the filing of notice or lapse of time or both) of any right or obligation of MTKUSA under any agreement, contract, license, permit, commitment or arrangement to which MTKUSA are a party or by which they are bound or to which any of their assets are subject, or (iii) violate or result in a breach of or constitute a default under any judgment, order, injunction, decree, law, rule, regulation or other restriction of any court or governmental authority to which MTKUSA are subject other than in the case of clause (ii), such conflicts, breaches, defaults, terminations, cancellations or accelerations as would not have a material adverse effect on MTKUSA.

6.2.15

Related Party Interests. Other than those liabilities being retained as set forth hereinabove or which will be satisfied at Closing, there are no outstanding liabilities or obligations for amounts owing to or from, or contracts or other commitments or arrangements between any shareholder or employee of MTKUSA relating to MTKUSA or its assets. No shareholder or employee of MTKUSA has any cause of action or other claim against the MTKUSA or its assets or directly or indirectly beneficially own any debt, equity, other interest or investment in any corporation, firm or entity which is a competitor, customer or supplier of MTKUSA, except securities of any publicly-held corporation which do not exceed five (5%) percent of the outstanding voting securities of such corporation.

6.2.16

Full Disclosure. The Schedules, Exhibits and all other certificates, documents, and instruments that have been, or will be, furnished by MTKUSA pursuant to this Agreement (unless supplemented at Closing) will be, as of the Closing, true, complete and accurate in all material respects. None of the representations and warranties made by MTKUSA in this Agreement or any Schedule, Exhibit, certificate or other document furnished by it, or on its behalf, under this Agreement contains or will contain any misstatement or untrue statement of a material fact or omits any material fact, the omission of which would make the statements contained herein or therein materially misleading.

6.3 Representations and Warranties of Company. Company represents and warrants that the following will be true and correct as of the Closing Date, knowing and intending that MTKUSA will rely thereon:

6.3.1	Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, United States of America.

6.3.2

Company has full power and authority to enter into and perform (i) this Agreement and (ii) all documents and instruments to be executed by Company pursuant to this Agreement (collectively, the “Company’s Ancillary Documents”). This Agreement and Company’s Ancillary documents will be duly executed and delivered by duly authorized officers of Company at Closing. This Agreement constitutes a valid and legally binding obligation of Company, enforceable against Company in accordance with its terms (except to the extent that enforcement may be affected by laws relating to bankruptcy, reorganization, insolvency and creditors’ rights and by the availability of injunctive relief, specific performance and other equitable remedies).

6.3.3

No consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by Company of this Agreement and Company’s Ancillary Agreements, and the consummation by Company of the transaction contemplated by this Agreement and Company’s Ancillary Documents.

6.3.4

Neither the execution and delivery of this Agreement and Company’s Ancillary Documents by Company, nor the consummation by Company of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of Company’s organizational documents, or of any statute or administrative regulation, or of any order, writ, injunction, judgment or decree of any court or governmental authority or of any arbitration award.

7. Survival of Representations; Indemnification Agreements and Certain Other Matters.

7.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement and in any Exhibits, Schedules, certificates, documents or statements delivered pursuant hereto, shall survive the Closing Date as follows: (a) those that relate to the transfer of good title to MTKUSA and its assets shall survive the Closing Date indefinitely; (b) those with respect to which Company has a right to seek indemnification from Seller and MTKUSA as a result of any third-party claim and those with respect to which Seller and/or MTKUSA have a right to seek indemnification from Company as a result of any third-party claim shall survive the Closing Date for the maximum period of time allowed by law under which such third party may bring such claim; and (c) all other representations and warranties shall survive the Closing Date for a period of three (3) years, commencing on the Closing Date.

7.2 Indemnification by the Seller. Seller shall indemnify, defend and hold harmless Company and each of its directors, officers, employees, representatives and agents, and their respective affiliates (collectively, the “Company’s Indemnified Parties”) from and against any and all claims, demands, losses, costs, expenses, obligations, judgments, amounts paid in settlement, liabilities, damages, recoveries and deficiencies, including, interest, fines, penalties and reasonable attorneys fees and expenses (collectively “Liabilities”), that any Company Indemnified Party shall incur or suffer, which arise, result from, or relate to: (a) any inaccuracy or any breach of any representation or warranty of Seller or failure to perform any covenant made by or on behalf of Seller contained in this Agreement, or in any Exhibit, Schedule or other instrument furnished or to be furnished by Seller pursuant to this Agreement; (b) any and all excluded Liabilities; or (c) the operation of Seller prior to the Closing except for any liabilities disclosed to the Company in writing prior to the Closing Date.

7.3 Indemnification by the MTKUSA. MTKUSA shall indemnify, defend and hold harmless Company and each of its directors, officers, employees, representatives and agents, and their respective affiliates (collectively, the “Company’s Indemnified Parties”) from and against any and all claims, demands, losses, costs, expenses, obligations, judgments, amounts paid in settlement, liabilities, damages, recoveries and deficiencies, including, interest, fines, penalties and reasonable attorneys fees and expenses (collectively “Liabilities”), that any Company Indemnified Party shall incur or suffer, which arise, result from, or relate to: (a) any inaccuracy or any breach of any representation or warranty of MTKUSA or failure to perform any covenant made by or on behalf of MTKUSA contained in this Agreement, or in any Exhibit, Schedule or other instrument furnished or to be furnished by MTKUSA pursuant to this Agreement; (b) any and all excluded Liabilities; or (c) the operation of MTKUSA by MTKUSA prior to the Closing except for any liabilities disclosed to the Company in writing prior to the Closing Date.

7.4 Indemnification by the Company. Company shall indemnify, defend and hold harmless Seller and MTKUSA and each of its shareholders, directors, officers, employees, representatives and agents, and their respective affiliates (collectively, “Seller and/or MTKUSA’s Indemnified Parties”) from and against all Liabilities that any Seller and/or MTKUSA’s Indemnified Party shall incur or suffer, which arise, result from, or relate to: (a) any inaccuracy or breach of any representation or warranty of the Company or failure to perform any covenant made by or on behalf of the Company contained in this Agreement, or in any Exhibit, Schedule or other instrument furnished or to be furnished by Company pursuant to this Agreement; (b) any and all failures by Company to pay or otherwise fully perform each of the liabilities disclosed to the Company in writing prior to the Closing Date; or (c) the operation of the MTKUSA by Company after the Closing Date.

7.5 Notice of Claim. Promptly upon obtaining knowledge of any claim, event, facts or demand which has given rise to, or could reasonably give rise to, a claim for indemnification hereunder, any party seeking indemnification under this Article (an “Indemnified Party’) shall give written notice of such claim (“Notice of Claim”), to the party from which indemnification is sought (an “Indemnifying Party"),” setting forth the amount of the Claim. The Indemnified Party shall furnish to the Indemnifying Party in reasonable detail, such information as it may have with respect to such indemnification claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same). No failure or delay by the Indemnified Party in the performance of the foregoing shall reduce or otherwise affect the obligation of any Indemnifying Party to indemnify and hold the Indemnified Party harmless, except to the extent that such failure or delay shall have adversely affected the Indemnifying Party’s ability to defend against, settle or satisfy any liability, damage, loss, claim or demand for which the Indemnified Party is entitled to indemnification hereunder.

7.6 Election to Defend. If the claim or demand set forth in the Notice of Claim given by the Indemnified Party pursuant to Section 7.4 of this Agreement is a claim or demand asserted by a third party, the Indemnifying Party shall have fifteen (15) days after the Date of the Notice of Claim (as that term is hereinafter defined) to notify the Indemnified Party in writing of its election to defend such third party claim or demand on behalf of the Indemnified Party. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials which are reasonably required in the defense of such third party claim or demand and shall otherwise cooperate with, and assist the Indemnifying Party in the defense of, such third party claim or demand, and so long as the Indemnifying Party is defending such third party claim or demand in good faith, the Indemnified Party shall not pay, settle or compromise such third party claim or demand. If the Indemnifying Party elects to defend such third party claim or demand, the Indemnified Party shall have the right to participate in the defense of such third party claim or demand, at its own expense. If the Indemnifying Party does not elect to defend such third party claim or demand, or does not defend such third party claim or demand in good faith the Indemnified Party shall have the right, in addition to any other right or remedy it may have hereunder, at the Indemnifying Party’s expense, to defend such third party claim or demand; provided, however, that (a) the Indemnified Party shall not have any obligation to participate in the defense of, or defend, any such third party claim or demand; and (b) the Indemnified Party’s defense of or its participation in the defense of any such third party claim or demand shall not in any way diminish or lessen the obligations of the Indemnifying Party under the agreement of indemnification set forth in this Section 7.

7.7 Date of Notice of Claim. The term “Date of the Notice of Claim” as used in this Section 8 shall mean:

7.7.1	the third business day after the date of the postmark on the registered or certified mail containing the Notice of Claim, or;

7.7.2

the date of such personal delivery or delivery by courier or electronic facsimile, if the Notice of Claim is personally delivered or delivered via a reputable courier service (such as Federal Express), with receipt confirmed, or sent by electronic facsimile (with receipt confirmed).

8. General Provisions.

8.1 Legal and Accounting Fees. The Seller, MTKUSA and the Company shall each be responsible to pay their respective legal and accounting fees incurred by them in connection with the transactions contemplated by this Agreement, unless otherwise mutually agreed to in writing.

8.2 Waiver of Breach. All waivers under this Agreement shall be in writing. Any waiver by a party of the breach of any provision or of any condition precedent of this Agreement shall not operate as a waiver of any subsequent breach of that provision or as a waiver of the breach of any other provision or of any other condition precedent.

8.3 Severability. If any one or more provisions of this Agreement shall be adjudged or declared illegal or unenforceable, the same shall not in any way affect or impair the validity or enforceability of all or any other provision of this Agreement.

8.4 Governing Law. This Agreement and the performance hereof shall be construed and interpreted in accordance with the laws of the State of Nevada, of The United States of America. Any dispute arising under or out of this Agreement shall be submitted for resolution to an applicable state or federal court of competent jurisdiction that is located in the State of Nevada, of The United States of America.

8.5 Venue; Waivers. The Company, Seller and MTKUSA irrevocably agree that all actions or proceedings in any way, manner or respect, arising out of or from or related to this Agreement shall be litigated in courts having sites within the County of Clarke, State of Nevada, of The United States of America. The Company, Seller and MTKUSA hereby waive any right they may have to transfer or change the venue of any litigation brought by another party hereto in accordance with this paragraph.

8.6 Assignment. No party may assign its rights, interest or obligations under this Agreement without the prior approval in writing of the other party.

8.7 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies on any person other than the Parties and their respective successors and permitted assigns.

8.8 Entire Agreement. This Agreement constitutes the entire agreement between the Parties hereto in connection with the subject matter hereof. This Agreement may not be modified, amended, altered or extended orally, and no modification shall be effective unless in writing and signed by all the Parties hereto.

8.9 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties hereto, their respective heirs, representatives, successors and assigns.

8.10 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing, and shall be deemed to have been given, when received, if delivered in person or by a reputable courier service (such as Federal Express), or three (3) business days following mailing, if mailed by certified mail, return receipt requested, postage prepaid, as follows:

IF TO SELLER:	BIRCH FIRST ADVISORS, LLC

350 County Rd, Ste. 102-140
Palm Beach, Florida 33480
Attn: Pier S. Bjorklund, Managing Director

Ph. (561) 228-4107
Fx. (561) 828-8326
Email: pbjorklund@birchfirst.com

IF TO MTKUSA:	MOUNT KNOWLEDGE USA, INC.

39555 Orchard Hill Place
Suite 600 PMB 6096
Novi, Michigan 48375
Attn: Daniel A. Carr, President and CEO

Ph. (248) 468-4688
Fx. (248) 671-5080
Email: dcarr@mtkus.com

IF TO COMPANY:	MOUNT KNOWLEDGE HOLDINGS, INC.

39555 Orchard Hill Place
Suite 600 PMB 6096
Novi, Michigan 48375
Attn: Daniel A. Carr, President and CEO

Ph. (248) 468-4688
Fx. (248) 671-5080
Email: dcarr@mkhd.net

8.11 Exhibits and Schedules. The Exhibits and Schedules attached hereto constitute an integral part of this Agreement. Terms defined in this Agreement that are used in any Exhibit or Schedule attached hereto and are not otherwise defined therein shall have the meanings assigned to such terms in this Agreement. Terms defined in any Exhibit or Schedule attached hereto that are used in this Agreement or in any other Exhibit or Schedule which are not otherwise defined herein shall have the meanings assigned to such terms in such Exhibit or Schedule.

8.12 Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the meaning and interpretation of this Agreement.

8.13 Counterparts. This Agreement may be executed in multiple counterparts, each of which will be considered an original but all of which will constitute the same instrument, notwithstanding that fewer than all of the Parties have signed the same counterpart. A counterpart signature page transmitted by facsimile machine will be given the same effect as an original signature page. Any party signing this Agreement by facsimile must provide the other Parties with a manually signed signature page within ten (10) days after the date of this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have caused this Definitive Agreement to be duly executed on the date and year first appearing above.

WITNESSES:	SELLER

BIRCH FIRST ADVISORS, LLC
A Delaware Limited Liability Company
Print Name:

/s/ Pier S. Bjorklund
BY: Pier S. Bjorklund
Print Name:	ITS: Managing Director

WITNESSES:	MTKUSA

MOUNT KNOWLEDGE USA, INC.
A Nevada Corporation
Print Name:

/s/ Daniel A. Carr
BY: Daniel A. Carr
Print Name:	ITS: President and CEO

WITNESSES:	COMPANY

MOUNT KNOWLEDGE HOLDINGS, INC.,
A Nevada Corporation
Print Name:

/s/ Daniel A. Carr
BY: Daniel A. Carr
Print Name:	ITS: President and CEO